UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): September 6, 2013

BMC SOFTWARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16393	74-2126120
(Commission File Number)	(IRS Employer Identification No.)

2101 CityWest Blvd Houston, Texas	77042-2827
(Address of Principal Executive Offices)	(Zip Code)

(713) 918-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Extension of Tender Offers

On September 6, 2013, BMC Software, Inc. (the “Company”) issued a press release announcing that the expiration date for its previously announced tender offers (the “Tender Offers”) to purchase for cash any and all of its issued and outstanding 4.25% Notes due 2022 and 4.50% Notes due 2022 upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement and the accompanying Letter of Transmittal and Consent, each dated as of July 18, 2013, had been extended to now expire at 5:00 p.m. New York City time on September 9, 2013.

The Tender Offers are being made in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 6, 2013, by and among the Company, Boxer Parent Company Inc., a Delaware corporation (“Parent”) and Boxer Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as amended from time to time, pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation (such transaction, the “Acquisition”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

CFIUS and China Regulatory Approval

In connection with the Acquisition, the Company has received written notification from the Committee on Foreign Investment in the United States (“CFIUS”) stating that CFIUS has determined that there are no unresolved national security issues with respect to the transactions contemplated by the Merger Agreement, and as a result CFIUS has concluded its action with respect to the transactions. In addition, the Company has received the approval required under the Anti-Monopoly Law of the People’s Republic of China to consummate the Acquisition.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 6, 2013

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed Acquisition and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed Acquisition because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to satisfy the closing conditions, (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Acquisition and (5) the effect of the announcement of the Acquisition on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2013 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC SOFTWARE, INC

By:	/s/ Christopher C. Chaffin
Christopher C. Chaffin
Vice President, Deputy General Counsel & Asst. Secretary

September 6, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 6, 2013